Exhibit 99.1
Vontier Reports Fourth Quarter and Full Year 2022 Results; Initiates 2023 Guidance
Fourth Quarter 2022 Highlights:
•Revenues of $872 million, up 10% vs. prior year; Core revenue growth of 10% (up 11% ex-EMV)
•GAAP diluted EPS of $0.43; Adjusted diluted EPS of $0.81 vs. prior guide of $0.73 to $0.78
•Orders up 10% vs. prior year; Core orders up 10% (up 18% ex-EMV)
Full Year 2022 Highlights:
•2022 revenues of $3.2 billion, up 7% vs. prior year; Core revenue growth of 3% (up 7% ex-EMV)
•2022 GAAP diluted EPS of $2.49, Adjusted diluted EPS of $3.08 vs. prior guide of $3.00 to $3.05
•Completed over $325 million in share repurchases and over $275 million in acquisitions
Outlook for 2023:
•Initiates full year 2023 guidance for Adjusted diluted EPS of $2.73 - $2.83

RALEIGH, North Carolina, February 16, 2023 -- Vontier Corporation (NYSE: VNT), a leading global industrial technologies solutions provider to the mobility ecosystem, today announced results for the fourth quarter and full year ended December 31, 2022.

For the fourth quarter 2022, net earnings were $67.7 million and adjusted net earnings were $127.8 million. Diluted net earnings per share were $0.43 and adjusted diluted net earnings per share were $0.81. Revenue increased 10.3% year-over-year to $871.9 million, reflecting an increase in core revenue of 10.3% including continued strength in ex-EMV core revenue, with growth of 11.0%. Core revenue growth was driven by continued momentum in our profitable growth initiatives and platform strategies, as well as strong pricing realization and improving supply chain conditions. Specifically, increased demand for fueling aftermarket & services, alternative fuel dispensing, environmental products and car wash technologies drove core performance in the quarter.

For the full year 2022, net earnings were $401.3 million and adjusted net earnings were $496.1 million. Diluted net earnings per share were $2.49 and adjusted diluted net earnings per share were $3.08. Revenue increased 6.5% year-over-year to $3.2 billion, reflecting an increase in core revenue of 2.6%.

“Our team delivered a strong finish to 2022, with low-double-digit core sales and order growth in Q4,” said Mark Morelli, President and Chief Executive Officer. “With the EMV cycle now behind us we are transitioning to a new normal in the U.S. dispenser business. Our outlook is built upon solid demand for planned site additions, expansions and upgrades,” Morelli continued. “We enter 2023 eager to execute the next phase of our journey. Vontier is uniquely positioned to capitalize on strong secular trends in the coming decade. The depth and breadth of our portfolio, marked by best-in-class digitally enabled hardware and software solutions, combined with unmatched domain expertise, enable us to deliver high value outcomes for our customers as we connect, manage and scale the mobility ecosystem.”

2023 Outlook
•Total revenue down low-to-mid-single digits; Core revenue down mid-single digits; Baseline* core revenue growth of +MSD
•Adjusted operating profit margin down 60 to 80 basis points; Baseline* adjusted operating profit margin expansion of 180 to 200 basis points
•Adjusted diluted EPS in the range of $2.73 to $2.83
•Adjusted free cash flow conversion of ~90-100%
Q1 2023 Outlook
•Total revenue down low-to-mid-single digits; Core revenue down low-to-mid-single digits; Baseline* core revenue growth of +LSD
•Adjusted operating profit margin down 100 to 140 basis points; Baseline* adjusted operating profit margin expansion of 130 to 170 basis points
•Adjusted diluted EPS $0.57 to $0.62
*References to baseline core revenue growth and baseline margin expansion exclude the impact of the year over year decline in EMV-related U.S. Dispenser revenue (~$300M) and the associated operating profit decline (~$150M), consistent with the framework previously provided.
Conference Call Details
Vontier will discuss results and outlook during its quarterly investor conference call today starting at 8:00 a.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Vontier’s website, www.vontier.com, under “Events & Presentations.” A replay of the webcast will be available at the same location shortly after the conclusion of the presentation.
The conference call can be accessed by dialing 800-420-1271 within the U.S. or by dialing 785-424-1226 outside the U.S. a few minutes before 8:00 a.m. ET and notifying the operator that you are dialing in for Vontier’s earnings conference call (Conference ID: 2403495 Passcode: 76188). A replay of the conference call will be available shortly after the conclusion of the call. Once available, you can access the conference call replay by dialing 800-934-3335 within the U.S. or 402-220-1142 outside the U.S. (Conference ID: 2403495) or visit the “Investors” section of the website under “Events & Presentations.”
ABOUT VONTIER
Vontier is a global industrial technology company at the forefront of solving next-gen mobility challenges. Guided by the Vontier Business System and an unwavering commitment to our customers, Vontier delivers smart, sustainable solutions for the road ahead.
NON-GAAP FINANCIAL MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also references “adjusted net earnings,” “adjusted diluted net earnings per share,” and “core revenue” which are non-GAAP financial measures. The reasons why we believe these measures, when used in conjunction with the GAAP financial measures, provide useful information to investors, how management uses such non-GAAP financial measures, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures, but should instead be read in conjunction with the GAAP financial measures. The non-GAAP financial measures used by Vontier in this release may be different from similarly-titled non-GAAP measures used by other companies.

FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to statements regarding Vontier Corporation’s (the “Company’s”) business and acquisition opportunities and anticipated earnings, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” or “will” or other words of similar meaning. There are a number of important risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These risks and uncertainties include, among other things, the duration and impact of the ongoing COVID-19 pandemic, deterioration of or instability in the economy, the markets we serve, international trade policies and the financial markets, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations that may adversely impact demand for our products or our costs, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, impact of divestitures, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, political, war or hostility, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, security breaches or other disruptions of our information technology systems, adverse effects of restructuring activities, impact of changes to U.S. GAAP, labor matters, and disruptions relating to man-made and natural disasters. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2022. These forward-looking statements represent Vontier’s beliefs and assumptions only as of the date of this release and Vontier does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Ryan Edelman
Vice President, Investor Relations
Vontier Corporation
5438 Wade Park Blvd, Suite 600
Raleigh, NC 27607
Telephone: (984) 238-1929

VONTIER CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$204.5	$572.6
Accounts receivable, net	514.8	481.3
Inventories	346.0	287.0
Prepaid expenses and other current assets	152.8	137.3
Equity securities measured at fair value	21.3	—
Current assets held for sale	145.6	—
Total current assets	1,385.0	1,478.2
Property, plant and equipment, net	92.1	100.6
Operating lease right-of-use assets	44.5	45.4
Long-term financing receivables, net	249.8	241.7
Other intangible assets, net	649.7	615.9
Goodwill	1,738.7	1,667.2
Other assets	183.5	200.8
Total assets	$4,343.3	$4,349.8
LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings	$4.6	$3.7
Trade accounts payable	430.9	424.9
Current operating lease liabilities	13.8	12.8
Accrued expenses and other current liabilities	437.6	492.0
Current liabilities held for sale	43.0	—
Total current liabilities	929.9	933.4
Long-term operating lease liabilities	34.0	35.6
Long-term debt	2,585.7	2,583.8
Other long-term liabilities	214.2	223.3
Total liabilities	3,763.8	3,776.1
Commitments and Contingencies
Equity:
Preferred stock	—	—
Common stock	—	—
Treasury stock	(328.0)	—
Additional paid-in capital	27.6	1.5
Retained earnings	770.8	386.7
Accumulated other comprehensive income	106.1	181.7
Total Vontier stockholders’ equity	576.5	569.9
Noncontrolling interests	3.0	3.8
Total equity	579.5	573.7
Total liabilities and equity	$4,343.3	$4,349.8

VONTIER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Sales	$871.9	$790.2	$3,184.4	$2,990.7
Cost of sales	(486.9)	(433.8)	(1,756.1)	(1,657.6)
Gross profit	385.0	356.4	1,428.3	1,333.1
Operating costs:
Selling, general and administrative expenses	(188.4)	(163.5)	(705.8)	(621.6)
Research and development expenses	(40.2)	(32.0)	(144.6)	(129.3)
Operating profit	156.4	160.9	577.9	582.2
Non-operating income (expense), net:
Interest expense, net	(23.5)	(13.4)	(69.6)	(47.8)
Gain on previously held equity interests from combination of business	—	—	32.7	—
Unrealized loss on equity securities measured at fair value	(25.9)	—	(8.7)	—
Other non-operating (expense) income, net	(6.2)	0.1	(4.9)	(0.4)
Earnings before income taxes	100.8	147.6	527.4	534.0
Provision for income taxes	(33.1)	(35.2)	(126.1)	(121.0)
Net earnings	$67.7	$112.4	$401.3	$413.0

Net earnings per share:
Basic	$0.43	$0.66	$2.50	$2.44
Diluted	$0.43	$0.66	$2.49	$2.43
Weighted average shares outstanding:
Basic	157.3	169.2	160.5	169.0
Diluted	157.7	170.4	161.0	170.1

VONTIER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Year Ended
	December 31, 2022	December 31, 2021
Cash flows from operating activities:
Net earnings	$401.3	$413.0
Non-cash items:
Depreciation and amortization expense	118.9	88.3
Stock-based compensation expense	24.3	25.5
Amortization of debt issuance costs	3.4	3.4
Gain on previously held equity interests from combination of business	(32.7)	—
Unrealized loss on equity securities measured at fair value	8.7	—
Loss on equity investments	3.0	—
Impairment charges	3.6	—
Amortization of acquisition-related inventory fair value step-up	1.1	6.8
Write-off of deferred financing costs	—	3.4
Gain on settlement of investment	—	(3.3)
Loss on sale of property, net	0.8	—
Change in accounts receivable, net	(217.2)	(140.4)
Change in inventories	(74.3)	(34.6)
Change in prepaid expenses and other assets	(16.0)	(0.7)
Change in long-term financing receivables, net	140.3	136.2
Change in trade accounts payable	21.3	45.6
Change in accrued expenses and other liabilities	(24.1)	(16.9)
Change in deferred income taxes	(41.2)	(45.2)
Net cash provided by operating activities	321.2	481.1
Cash flows from investing activities:
Cash paid for acquisitions, net of cash received	(277.5)	(955.8)
Payments for additions to property, plant and equipment	(60.0)	(47.8)
Proceeds from sale of property	0.4	—
Cash paid for equity investments	(11.8)	(11.3)
Proceeds from sale of equity securities	19.0	—
Cash received for settlement of investment	—	7.2
Net cash used in investing activities	(329.9)	(1,007.7)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,167.0	2,186.5
Repayment of long-term debt	(1,167.0)	(1,400.0)
Net proceeds from (repayments of) short-term borrowings	0.4	(7.0)
Payments for debt issuance costs	(0.8)	(5.1)
Payments of common stock cash dividend	(15.9)	(12.7)
Purchases of treasury stock	(328.0)	—
Proceeds from stock option exercises	2.5	7.5
Acquisition of noncontrolling interest	—	(1.9)
Net transfers to Former Parent	—	(35.6)
Other financing activities	(6.1)	(6.2)
Net cash (used in) provided by financing activities	(347.9)	725.5
Effect of exchange rate changes on cash and cash equivalents	(11.5)	(6.8)
Net change in cash and cash equivalents	(368.1)	192.1
Beginning balance of cash and cash equivalents	572.6	380.5
Ending balance of cash and cash equivalents	204.5	572.6

VONTIER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AND OTHER INFORMATION
Adjusted Net Earnings and Adjusted Diluted Net Earnings per Share
We disclose the non-GAAP measures of adjusted net earnings and adjusted diluted net earnings per share which, to the extent applicable, make the following adjustments to GAAP net earnings and GAAP diluted net earnings per share:
•Excluding on a pretax basis amortization of acquisition-related intangible assets;
•Excluding on a pretax basis restructuring and other termination costs and severance benefits (“Restructuring costs”);
•Excluding on a pretax basis (to the extent tax deductible) charges for goodwill and fixed asset impairment;
•Excluding on a pretax basis transaction- and deal-related costs;
•Excluding on a pretax basis gains and losses from the sale of property;
•Excluding on a pretax basis earnings attributable to noncontrolling interests;
•Excluding on a pretax basis one-time costs related to the separation;
•Excluding on a pretax basis non-cash write-offs of deferred financing costs;
•Excluding on a pretax basis other charges which represent charges incurred that are not part of our core operating results;
•Excluding on a pretax basis the amortization of acquisition-related inventory fair value step-up;
•Excluding on a pretax basis gains and losses on investments;
•Excluding on a pretax basis the impact of certain divested businesses, or product lines or businesses to be abandoned not considered discontinued operations (“Divestiture-related adjustments”);
•Including on a pretax basis normalization and other adjustments which represent adjustments for standalone public company costs; and
•Excluding and including the tax effect of the adjustments noted above and other tax adjustments. The tax effect of such adjustments was calculated by applying our overall estimated effective tax rate to the pretax amount of each adjustment (unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment).
Management believes that these non-GAAP financial measures provide useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our profitability to prior and future periods and to our peers.

These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
Core Revenue

We define sales from existing businesses (“Core Revenue”) as total sales excluding (i) sales from acquired and certain divested businesses; (ii) the impact of currency translation; and (iii) certain other items.
•References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to certain divested businesses or product lines not considered discontinued operations.
•The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales from acquired businesses) and (b) the period-to-period change in sales, including foreign operations, (excluding sales from acquired businesses) after applying the current period foreign exchange rates to the prior year period.
•The portion of sales attributable to other items is calculated as the impact of those items which are not directly correlated to sales from existing businesses which do not have an impact on the current or comparable period.
Management believes that reporting the non-GAAP financial measure of sales from existing businesses provides useful information to investors by helping identify underlying growth trends in our business and facilitating easier comparisons of our sales performance with our performance in prior and future periods and to our peers. We exclude the effect of acquisitions and certain divestiture-related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. We exclude the effect of currency translation and certain other items from sales from existing businesses because these items are either not under management’s control or relate to items not directly correlated to sales from existing businesses. Management believes the exclusion of these items from sales from existing businesses may facilitate assessment of underlying business trends and may assist in comparisons of long-term performance.
Sales from existing businesses should be considered in addition to, and not as a replacement for or superior to, total sales, and may not be comparable to similarly titled measures reported by other companies.
A reconciliation of each of the projected Adjusted Diluted Net Earnings Per Share, Core Revenue Growth, Adjusted Operating Profit Margin, Adjusted Free Cash Flow Conversion, which are forward-looking non-GAAP financial measures, to the most directly comparable GAAP financial measure, is not provided because the company is unable to provide such reconciliation without unreasonable effort. The inability to provide each reconciliation is due to the unpredictability of the amounts and timing of events affecting the items we exclude from the non-GAAP measure.

Reconciliation of Net Earnings to Adjusted Net Earnings

	Three Months Ended		Year Ended
($ in millions)	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net Earnings (GAAP)	$67.7	$112.4	$401.3	$413.0
Amortization of acquisition-related intangible assets	21.0	18.0	78.0	42.4
Restructuring costs	3.6	3.5	11.5	13.1
Asset impairment	1.5	—	3.6	—
Transaction- and deal-related costs	3.9	4.7	33.3	11.4
Amortization of acquisition-related inventory fair value step-up	1.1	5.2	1.1	6.8
Earnings attributable to noncontrolling interests	—	(0.5)	—	(3.2)
Gain on settlement of investment	—	(0.1)	—	(3.3)
Loss on sale of property	0.8	—	0.8	—
Gain on previously held equity interests from combination of business	—	—	(32.7)	—
Unrealized loss on equity securities measured at fair value	25.9	—	8.7	—
Realized loss on equity investments and other	5.7	—	2.9	—
Other charges	—	—	2.1	15.0
Non-cash write-off of deferred financing costs	—	—	—	3.4
One-time costs related to separation	1.3	2.8	5.3	17.1
Divestiture-related adjustments	0.4	—	2.7	—
Normalization and other adjustments (a)	—	(0.7)	(0.3)	(3.2)
Tax effect of the Non-GAAP adjustments (b)	(7.6)	(7.1)	(25.6)	(22.7)
Other tax adjustment	2.5	2.9	3.4	—
Adjusted Net Earnings (Non-GAAP)	$127.8	$141.1	$496.1	$489.8

(a) Adjustment for standalone public company costs
(b) Tax effect calculated using an estimated adjusted effective tax rate for each respective period. The gain on previously held equity interests from combination of business is non-taxable income and therefore the tax effect of the adjustments only includes the other adjustments noted.

Reconciliation of Diluted Net Earnings per Share to Adjusted Diluted Net Earnings per Share

	Three Months Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Diluted Net Earnings Per Share (GAAP)	$0.43	$0.66	$2.49	$2.43
Amortization of acquisition-related intangible assets	0.13	0.11	0.48	0.25
Restructuring costs	0.02	0.02	0.07	0.08
Asset impairment	0.01	—	0.02	—
Transaction- and deal-related costs	0.02	0.03	0.21	0.07
Amortization of acquisition-related inventory fair value step-up	0.01	0.03	0.01	0.04
Earnings attributable to noncontrolling interests	—	—	—	(0.02)
Gain on settlement of investment	—	—	—	(0.02)
Loss on sale of property	0.01	—	—	—
Gain on previously held equity interests from combination of business	—	—	(0.20)	—
Unrealized loss on equity securities measured at fair value	0.16	—	0.05	—
Realized loss on equity investments and other	0.04	—	0.02	—
Other charges	—	—	0.01	0.09
Non-cash write-off of deferred financing costs	—	—	—	0.02
One-time costs related to separation	0.01	0.02	0.03	0.10
Divestiture-related adjustments	—	—	0.02	—
Normalization and other adjustments (a)	—	—	—	(0.02)
Tax effect of the Non-GAAP adjustments (b)	(0.05)	(0.04)	(0.16)	(0.13)
Other tax adjustment	0.02	0.02	0.02	—
Adjusted Diluted Net Earnings Per Share (Non-GAAP)	$0.81	$0.83	$3.08	$2.88

(a) Adjustment for standalone public company costs
(b) Tax effect calculated using an estimated adjusted effective tax rate for each respective period. The gain on previously held equity interests from combination of business is non-taxable income and therefore the tax effect of the adjustments only includes the other adjustments noted.

Note: The sum of the components of Adjusted Diluted Net Earnings Per Share may not equal due to rounding.

Components of Revenue Growth

	% Change Three Months Ended December 31, 2022 vs. Comparable 2021 Period	% Change Year Ended December 31, 2022 vs. Comparable 2021 Period
Total Revenue Growth (GAAP)	10.3%	6.5%
Core revenue growth (Non-GAAP)	10.3%	2.6%
Impact of acquisitions (Non-GAAP)	3.0%	6.5%
Impact of currency exchange rates (Non-GAAP)	(3.0)%	(2.6)%